UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2006

SCICLONE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19825	94-3116852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer) Identification No.)

901 Mariner’s Island Blvd., Suite 205
San Mateo, California 94404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (650) 358-3456

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 23, 2006, SciClone Pharmaceuticals, Inc., a Delaware corporation (the “Company”) entered into a Consulting Services Agreement, an Employment Agreement and a Change in Control Agreement (together, the “Blobel Agreements”) with Friedhelm Blobel, Ph.D., in connection with the appointment, effective June 2, 2006, of Dr. Blobel as the Company’s President, Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”). In addition, on April 23, 2006, the Company entered into a Confidential Separation Agreement and General Release of Claims (the “Lawrence Agreement”) with Ira D. Lawrence, M.D., the Company’s current President, Chief Executive Officer and a member of the Board. Copies of the Blobel Agreements and the Lawrence Agreement are attached as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Pursuant to the Blobel Agreements, Dr. Blobel will receive an annual base salary, subject to annual review and adjustment by the Board. Such base salary will be $400,000 for the year ended December 31, 2006 (pro-rated based on Dr. Blobel’s service to the Company commencing June 2006). In addition, Dr. Blobel will consult with the Company between the date of the Employment Agreement and June 2, 2006 for a payment of $30,000. Dr. Blobel also is eligible to receive an annual bonus with an initial target amount equal to 40% of his annual base salary. In 2009, the Compensation Committee of the Board is obligated to consider an award to Dr. Blobel of a special cash bonus of up to $300,000, based on performance targets over the years 2006 through 2008. Dr. Blobel will receive two stock options, for an aggregate of 1,000,000 shares of the Company’s common stock at an exercise price per share equal to the closing price on the NASDAQ National Market of a share of the Company’s common stock on June 2, 2006. The first such option is for 400,000 shares and has a term of 10 years and, subject to Dr. Blobel’s continued employment by the Company, will vest in annual installments on each of the first four anniversaries of June 2, 2006. A portion of this option is an incentive stock option and the balance is a nonstatutory stock option. The second such option is for a total of 600,000 and has a term of 10 years and is a nonstatutory option. The vesting on the second option provides that 100,000 shares of such option will vest upon the Company’s common stock trading publicly after June 2, 2008 for at least 30 consecutive calendar days at or greater than a target closing price per share, as reported on the NASDAQ National Market, of (a) $4.50 on or before June 1, 2009, (b) $6.00 on or before June 1, 2010, (c) $8.00 on or before June 1, 2011, (d) $10.00 on or before June 1, 2012, (e) $12.00 on or before June 2, 2013, and (f) $14.00 on or before June 2, 2014, each price as adjusted for stock dividends, stock splits or similar changes in the Company’s capital structure. In the event of a termination of his employment without cause, Dr. Blobel is entitled to a severance amount equal to 12 months of his final base salary rate, less applicable withholding and certain health care benefits.

Pursuant to the Change in Control Agreement with Dr. Blobel effective as of June 2, 2006, if Dr. Blobel is involuntarily terminated within one year following a change of control (as defined in such agreement) of the Company, he will be entitled to severance pay equal to one hundred fifty percent (150%) of his annual base salary as in effect at the term of such termination, the immediate vesting of any then-unvested portion of his initial option to purchase 400,000 shares of Common Stock to be issued on June 2, 2006, and the extension of the exercise period for any unexercised portion of all nonstatutory stock options held by him as at the date of such termination to be 12 months after the date of such termination. If Dr. Blobel voluntarily resigns or is terminated for cause, he will not be entitled to any severance payment or acceleration of vesting of his unvested options.

Pursuant to the Lawrence Agreement, the Company will continue to provide health care and similar benefits until the earlier of two years or Dr. Lawrence’s employment by another company. In addition, Dr. Lawrence agreed to consult with the Company following his termination pursuant to an agreement to be entered into before his resignation. The amount of services is not specified, but unless approved otherwise by the Compensation Committee, his consulting fee will be less than $60,000 in any year. Dr. Lawrence will not be required to repay to the Company any portion of the signing bonus under his previously-disclosed employment agreement dated as of April 25, 2005, if he remains available to the Company to provide consulting services until June 2, 2007. If he becomes unavailable, he will be obligated to repay to the Company a pro rata portion of the bonus. As he will remain an employee through June 2, 2006, Dr. Lawrence will vest, as of such date, in 100,000 option shares. All other vesting on his options will terminate, but he will be able to exercise the 200,000 options that have vested until 90 days after his service to the Company as a consultant or director terminates. Dr. Lawrence also executed a release in favor of the Company.

The foregoing description of the terms and conditions of the Blobel Agreements and the Lawrence Agreement is qualified in its entirety by the actual terms and conditions of the Blobel Agreements and the Lawrence Agreement as attached as Exhibit 99.1, 99.2, 99.3 and 99.4, respectively, to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 24, 2005, the Company announced the Board’s appointment of Friedhelm Blobel, Ph.D., age 57, to the positions of President, Chief Executive Officer and member of the Company’s Board effective June 2, 2006. Dr. Blobel will serve as President and Chief Executive Officer at the pleasure of the Board, and will serve as a member of the Board until the next Annual Meeting of Stockholders and until his successor is elected and qualified. In addition, the Company announced the resignation of Ira D. Lawrence, M.D. as the Company’s President and Chief Executive Officer effective June 2, 2006. Dr. Lawrence will continue as a member of the Board of Directors. A copy of the Company’s press release is attached hereto as Exhibit 99.5 and incorporated by reference into this Item 5.02.

Before joining the Company, Dr. Blobel served most recently as President, Chief Executive Officer and a Director of Gryphon Therapeutics, Inc., a South San Francisco based biopharmaceutical company. Prior to joining Gryphon in July 2000, Dr. Blobel spent more than 20 years as an executive with the Hoechst Group and the Boehringer Mannheim Group, including many responsibilities in the areas of diabetes and in vitro diagnostics. His roles at these companies included Group President of several product divisions, Chief Technology Officer, General Manager of a marketing and sales joint venture between Boehringer and Yamanouchi Pharmaceuticals (now Astellas) in Tokyo, Japan, Senior Vice President of Research & Development Diabetes and Patient Care in Mannheim, Germany as well as in Indianapolis, Indiana. Dr. Blobel earned his doctorate degree (“Dr.rer.nat.”; a Ph.D. equivalent) with a dissertation in Biochemistry and Microbiology from the University of Hohenheim, Germany and holds an advanced degree in Chemistry from the University of Stuttgart, Germany. He serves as a Director of Pelikan Technologies, Inc., a Palo Alto based private Biotech company.

A description of the Blobel Agreements and the Lawrence Agreement is set forth in Item 1.01 of this Current Report on Form 8-K, and copies of the Blobel Agreements and the Lawrence Agreement are attached as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, to this Current Report on Form 8-K. Such description and such copies of the Blobel Agreements and the Lawrence Agreement are incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Consulting Services Agreement between SciClone Pharmaceuticals, Inc. and Friedhelm Blobel, Ph.D. dated as of April 23, 2006.

99.2	Employment Agreement between SciClone Pharmaceuticals, Inc. and Friedhelm Blobel, Ph.D. dated as of April 23, 2006 and effective as of June 2, 2006.

99.3	Change in Control Agreement between SciClone Pharmaceuticals, Inc. and Friedhelm Blobel, Ph.D. dated as of April 23, 2006 and effective as of June 2, 2006.

99.4	Confidential Separation Agreement and General Release of Claims between SciClone Pharmaceuticals, Inc. and Ira D. Lawrence, M.D. dated as of April 23, 2006.

99.5
Press Release issued by SciClone Pharmaceuticals, Inc., dated April 24, 2005, announcing the appointment of Friedhelm Blobel, Ph.D. to President, Chief Executive Officer and member of the Board of Directors, and the resignation of Ira D. Lawrence, M.D. as President and Chief Executive Officer, each effective June 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2006	SCICLONE PHARMACEUTICALS, INC.

/s/ Richard A. Waldron
Richard A. Waldron
Chief Financial Officer